UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On October 26, 2016, Generac Holdings Inc. (the “Company,” “we,” “us” or “our”) issued a press release (the “Press Release”) announcing its financial results for the third quarter ended September 30, 2016. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Discussion of Non-GAAP Financial Measures

In the Press Release, we present certain financial information, specifically Adjusted EBITDA, Adjusted Net Income and Free Cash Flow which are not in accordance with generally accepted accounting principles (“U.S. GAAP”). We present Adjusted EBITDA, Adjusted Net Income and Free Cash Flow in the Press Release because these metrics assist us in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA, Adjusted Net Income and Free Cash Flow:

●	for planning purposes, including the preparation of our annual operating budget and developing and refining our internal projections for future periods;

●	to evaluate the effectiveness of our business strategies and as a supplemental tool in evaluating our performance against our budget for each period;

●	in communications with our board of directors and investors concerning our financial performance; and

●	to evaluate prior acquisitions in relation to the existing business.

We also use Adjusted EBITDA as a benchmark for the determination of the bonus component of compensation for our senior executives under our management incentive plans.

We believe that the disclosure of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow offers additional financial metrics which, when coupled with U.S. GAAP results and the reconciliation to U.S. GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business for securities analysts, investors and other interested parties in the evaluation of our company. We believe Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are useful to investors for the following reasons:

●

Adjusted EBITDA, Adjusted Net Income, Free Cash Flow and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, tax jurisdictions, capital structures and the methods by which assets were acquired; and

●	by comparing our Adjusted EBITDA, Adjusted Net Income and Free Cash Flow in different historical periods, our investors can evaluate our operating performance excluding the impact of certain items.

Item 8.01               Other Events.

On October 26, 2016, the Company announced in the Earnings Press Release that it completed the total authorized amount under its stock repurchase program which was announced in August 2015. The Company also announced that its Board of Directors has authorized an additional $250 million stock repurchase program. Under the new stock repurchase program, the Company may repurchase up to $250 million of its common stock over the next 24 months. The Company may repurchase its common stock from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions and other considerations. The Company's repurchase may be executed using open market purchases, privately negotiated agreements or other transactions. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s shares of common stock and general market and economic conditions, applicable legal requirements, and compliance with the terms of the Company’s outstanding indebtedness. The repurchases will be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources. The stock repurchase program may be suspended or discontinued at any time without prior notice.

Item 9.01               Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press Release, dated October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: October 26, 2016	Title:	SVP, General Counsel & Secretary

EXHIBIT INDEX

99.1	Press Release, dated October 26, 2016.